Exhibit 99.1

Joint Filer Information and Signatures

1.
Name: Stonehill Master Fund Ltd.

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

STONEHILL MASTER FUND LTD.

By: /s/ Paul Malek
Name: Paul Malek
Title: Authorized Signatory

Date: March 4, 2024

2.
Name: Stonehill Institutional Partners, L.P.

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: /s/ Paul Malek
Name: Paul Malek
Title: Authorized Signatory

Date: March 4, 2024

3.
Name: John Motulsky

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: John Motulsky

Date: March 4, 2024

4.
Name: Jonathan Sacks

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Jonathan Sacks

Date: March 4, 2024

5.
Name: Peter Sisitsky

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Peter Sisitsky

Date: March 4, 2024

6.
Name: Michael Thoyer

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Michael Thoyer

Date: March 4, 2024

7.
Name: Michael Stern

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Michael Stern

Date: March 4, 2024

8.
Name: Samir Arora

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Samir Arora

Date: March 4, 2024

9.
Name: Garrett Zwahlen

Address: c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, NY 10022

By: /s/ Paul Malek, as attorney-in-fact
Name: Garrett Zwahlen

Date: March 4, 2024